UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2026

Paymentus Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40429	45-3188251
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15601 Dallas Parkway, Suite 600
Addison, Texas		75001
(Address of Principal Executive Offices)		(Zip Code)

(888) 440-4826 Registrant’s Telephone Number, Including Area Code:

11605 North Community House Road, Suite 300 Charlotte, North Carolina 28277

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PAY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Adam Malinowski from the Board of Directors

On July 22, 2026, Adam Malinowski notified the Board of Directors (the “Board”) of Paymentus Holdings, Inc. (the “Company”) of his intention to resign as a director of the Company, effective July 23, 2026. Mr. Malinowski was originally nominated to the Board by Accel-KKR ("AKKR"). His resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Gregory Williams to the Board of Directors

On July 23, 2026, the Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, elected Gregory Wiliams, effective immediately, to fill the vacancy created by the resignation of Adam Malinowski. Mr. Williams was elected as a Class II director whose term expires at the Company’s 2029 Annual Meeting of Stockholders. The Board has determined that Mr. Williams meets the independence requirements of the listing standards of the New York Stock Exchange.

Mr. Williams has been a Managing Director at AKKR, a technology-focused private equity firm, since July 2009. He has served on the boards of many private companies and currently serves on the boards of several of AKKR’s private portfolio companies. Mr. Williams holds an M.B.A. from the Darden School at the University of Virginia and an A.B. in History from Harvard College. We believe that Mr. Williams’ experience in the areas of corporate strategy, finance, business transactions and technology investments, as well as his extensive experience serving on other boards of directors, qualify him to serve on our Board.

Mr. Williams was appointed pursuant to the nomination rights granted to AKKR under the Stockholders Agreement, dated as of May 24, 2021, by and among the Company, certain entities affiliated with AKKR and Dushyant Sharma and certain of his affiliates (the “Sharma Parties”), which is filed as Exhibit 10.13 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2026. The Stockholders Agreement provides AKKR and the Sharma Parties with certain rights with respect to the nomination of directors to the Board subject to specific ownership thresholds. This summary description does not purport to be complete and is qualified entirely by reference to the full text of the Stockholders Agreement, which is incorporated herein by reference.

Consistent with the Company’s outside director compensation practices applicable to other AKKR nominated directors, it is not expected that Mr. Williams will receive any cash retainer fees or equity awards for his service on the Board.

In connection with his appointment to the Board, the Company and Mr. Williams will enter into the Company’s standard form of Director and Officer Indemnification Agreement, which is filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K filed with the SEC on February 24, 2026, pursuant to which the Company will agree, among other things, to indemnify Mr. Williams against certain liabilities which may arise by reason of his status as a director. This summary description does not purport to be complete and is qualified entirely by reference to the full text of the Director and Officer Indemnification Agreement, which is incorporated herein by reference.

Mr. Williams is not a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K promulgated by the SEC. Mr. Williams is not expected to be appointed to any committee of the Board. Except as described above, there are no arrangements or understandings between Mr. Williams and any other person pursuant to which Mr. Williams was selected as a director of the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1

Stockholders Agreement, dated as of May 24, 2021, by and among Paymentus Holdings, Inc. and the other signatories thereto (incorporated by reference to Exhibit 10.13 to the Company’s Annual Report on Form 10-K filed with the SEC on February 24, 2026)

10.2+	Form of Director and Officer Indemnification Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Annual Report on Form 10-K filed with the SEC on February 24, 2026)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+ Indicates a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAYMENTUS HOLDINGS, INC.

Date:	July 23, 2026	By:	/s/ Dushyant Sharma
Dushyant Sharma Chairman, President and Chief Executive Officer